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                                                                   EXHIBIT 10(o)

                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT is made as of December 11, 2000, among Careview Corporation, a Florida corporation (the "Seller"), Visual Data Corporation, a Florida corporation and the sole stockholder of the Seller ("VDAT") and CuraSpan, Inc., a Delaware corporation (the "Buyer").

         WHEREAS, the Seller is engaged in the business (the "Business") of marketing, selling and providing workflow tools and content services to hospitals and post-acute care facilities, such as skilled nursing and assisted living facilities;

         WHEREAS, the Buyer is engaged in a similar business;

         WHEREAS, the Seller desires to sell and the Buyer desires to purchase from the Seller substantially all of the assets of the Business, as more specifically identified in Section 1.1, all on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, VDAT is engaged in the business of marketing, selling and providing video design, production and streaming services (the "Video Services") through several operating entities including the Seller;

         WHEREAS, as part of the transactions contemplated hereby, VDAT and Buyer shall enter into an agreement (the "Services Agreement") for VDAT to provide Buyer with Video Services for a period twelve months beginning on the date first set forth above (hereinafter the "Closing Date"), whereby IHN will purchase a minimum of $250,000.00 of Video Services (as defined above) from VDAT, the form of which Services Agreement is attached hereto as EXHIBIT A; and

         WHEREAS, VDAT is willing to become a party to this Agreement in order to facilitate the closing of the transaction contemplated hereby (hereinafter the "Closing") and to ensure Buyer's execution of the Services Agreement.

         NOW THEREFORE, in consideration of these premises, the respective covenants of the Buyer and the Seller set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. PURCHASE AND SALE OF THE PURCHASED ASSETS.

         1.1 ASSETS BEING SOLD TO THE BUYER. The Seller hereby sells, assigns, conveys and transfers and the Buyer hereby purchases and accepts, all right, title and interest in the assets, properties, and business of the Seller relating to the Business as of the Closing Date, of every kind and description, tangible and intangible, including, without limitation, the following assets (collectively, the "Purchased Assets"):

                  1.1.1 The customer accounts listed on attached SCHEDULE 1.1.1. (hereinafter the "Acquired Accounts") and all related customer lists, prospect lists and customer account and prospect records used by the Seller in connection with the Acquired Accounts together with all files and operating records which relate to the operation of the Business.

                  1.1.2 The web site accessed by the URL WWW.CAREVIEW.COM or www.careview.tv (the "Web Site") and all content, databases and videos accessed or to be accessed via the Web Site,

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         which videos are listed on SCHEDULE 1.1.2 (hereinafter the "Video
         Library"), including any and all work-in-progress as of the Closing
         Date.

                  1.1.3 Any and all methods, reports, records, software (in both source and object code form), schema, designs, drawings, documents, patents, patent applications, trade secrets, know-how, copyrights, industrial designs registration rights, as well as any other proprietary technology or material in which similar rights exist in respect of the Business, including without limitation those software files and programs listed on SCHEDULE 1.1.3.

                  1.1.4 The trade name "Careview" together with all other trademarks, service marks, trade names, slogans, and logotypes owned and used by the Seller primarily in connection with the Business, together with all of the goodwill of the Seller attendant to the Business and Purchased Assets to be sold and transferred hereunder, and all rights to URLs used in the Business, including without limitation WWW.CAREVIEW.COM and WWW.CAREVIEW.TV (together with those Purchased Assets listed in Sections 1.1.2 and 1.1.3, the "Intellectual Property").

                  1.1.5 The Seller's rights under all contracts listed on
         SCHEDULE 1.1.5.

                  1.1.6 All prepaid expenses and accounts receivable of the Seller which relate to the Business, which amounts are listed by vendor or customer, as appropriate, on SCHEDULE 1.1.6.

                  1.1.7 All work-in-progress (referenced as deferred revenue in Schedule 1.1.7) as set forth in SCHEDULE 1.1.7, which work-in-progress shall be completed by VDAT in accordance with the Services Agreement.
         Schedule 1.1.7 also sets forth the total contract value of such work-in-progress as of the date hereof under the applicable customer agreement.

                  1.1.8 All licenses and permits of the Seller, including renewals, extensions or modifications thereof, which relate to the Business, as more fully set forth on SCHEDULE 1.1.8.

                  1.1.9 Those assets owned by the Seller and used in the Business that are set forth on SCHEDULE 1.1.9.

         1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary in
Section 1.1, the Purchased Assets shall not include: (i) any of the Seller's cash on hand (other than the cash set forth in Section 1.1.7) or the Seller's balances in any bank account, and securities nominally or beneficially held by the Seller, all as of the Closing Date, (ii) any claims for tax refunds relating to the periods prior to the Closing Date, (iii) all notes and accounts receivable and other receivables of the Seller relating to or arising out of the operation of the Business prior to the Closing Date, (iv) any amounts received by the Seller in settlement of or relating to disputes or litigation arising out of claims which relate to periods prior to the Closing Date.

         1.3 ASSUMPTION OF LIABILITIES. Subject to the terms and conditions of this Agreement, the Buyer hereby assumes and agrees to pay or perform only the following liabilities and obligations of the Seller: (i) all liabilities and obligations relating to the Business which arise following the Closing Date; and
(ii) the contractual obligations expressly described in SCHEDULE 1.1.5.

         1.4 NON-ASSUMED LIABILITIES. Except as specifically described in
Section 1.3, the Buyer does not and shall not assume or be responsible for any other liabilities or obligations of the Seller whatsoever including without limitation, the following liabilities of the Seller:

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                    (i) Liabilities which are known or unknown, fixed,
         contingent or otherwise, whether or not incurred in the ordinary course of the Seller's business, which are not specifically enumerated in
         Section 1.3;

                   (ii) Any fees of counsel or other advisors, or other costs and expenses including, without limitation, taxes or assessments incurred by the Seller in connection with this Agreement or the transactions contemplated hereby;

                  (iii) Any tax liability, including applicable interest or penalties, and including net worth taxes, income taxes, payroll taxes and sales taxes, of the Seller whenever assessed, except for any tax liability arising with respect to the Purchased Assets or the Business after the Closing Date;

                  (iv) Any liability or obligation arising from, or as a result of, the Seller's performance or violation of this Agreement or any transaction relating hereto;

                  (v) Any liability which may arise by reason of or with respect to the Seller's post-closing activities; and

                  (vi) Any liability relating to the Seller's past or present employees or any liability arising after the Closing Date to persons to whom the Seller has extended an offer of employment, including, without limitation, any liability relating to benefit programs or employment policies, except for any liability arising after the Closing Date with respect to any employee of the Seller employed by the Buyer following the Closing Date.

         1.5 PURCHASE PRICE. In consideration of the Seller's performance of this Agreement and the transfer and delivery of the Purchased Assets to the Buyer, the Buyer agrees to issue to VDAT:

                  1.5.1 One Hundred Eighty-Two Thousand (182,000) shares of the Buyer's Series B Preferred Stock, $.01 par value per share (the "Series B Shares"), upon the terms and conditions of the Buyer's Amended and Restated Certificate of Incorporation and a subscription agreement in the form attached hereto as EXHIBIT B (hereinafter the "Subscription Agreement").

                  1.5.2 A promissory note in the amount of One Million Dollars ($1,000,000) to be paid upon the terms and conditions and in substantially the form of EXHIBIT C (the "Note") which Note shall be secured by a security interest in the Purchased Assets pursuant to a Security Agreement in the form of EXHIBIT D attached hereto.

         1.7 EMPLOYEES. The Buyer shall have no responsibility or obligation to extend offers to or hire any of the Seller's employees. The Buyer shall have no obligation to or responsibility for any of the Seller's employee benefits, programs or policies either with respect to individuals to whom an offer of employment is extended and accepted (as to whom the Buyer's own benefits, programs and policies shall apply) or with respect to individuals who are not employed by the Buyer following Closing. Nothing in this Agreement shall be construed as creating any right of any employee of Seller's to continued employment following the Closing, and nothing herein shall limit in any way the Buyer's right to modify at any time the terms of employment of any such employee or any of the Buyer's employment or benefits policies.

         1.8 ALLOCATION OF PURCHASE PRICE. The aggregate purchase price will be allocated to the Purchased Assets by the Buyer and the Seller in conformity with the agreement of the Buyer and the Seller following the Closing Date.

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         1.9 FURTHER ASSURANCES. Each of the parties hereto, at and after the
Closing, upon the request from time to time of any other party hereto and without further consideration, will do each and every act and thing as may be necessary or reasonably desirable to consummate the transactions contemplated hereby and to effect an orderly transfer to the Buyer of the Purchased Assets, including without limitation: executing, acknowledging and delivering assurances, assignments, powers of attorney and other documents and instruments; furnishing information and copies of documents, books and records; filing reports, returns, applications, filings and other documents and instruments with governmental authorities; in the case of the Seller, referring to the Buyer any oral or written inquiries concerning the Business acquired by the Buyer pursuant to this Agreement; and cooperating with the other party hereto (at such other party's expense) in exercising any right or pursuing any claim, whether by litigation or otherwise, other than rights and claims running against the party from whom or which such cooperation is requested.

2. REPRESENTATIONS OF THE SELLER AND VDAT. The Seller and VDAT jointly and severally represent and warrant to the Buyer as follows:

         2.1 VALID AND BINDING OBLIGATION. Each of the Seller and VDAT is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, has the requisite power and authority to enter into, execute, deliver and perform this Agreement and to consummate all transactions contemplated hereby and has taken all action required by law to authorize such execution, delivery and performance. This Agreement constitutes the valid and binding obligation of each of the Seller and VDAT, enforceable against it in accordance with its terms.

         2.2 NO VIOLATION OR APPROVAL. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Seller or VDAT, any statute applicable to the Seller, VDAT or the Business, any agreement to which the Seller or VDAT is a party or by which the Seller, VDAT or the Business is bound, any fiduciary duty or any order, judgment, decree, rule or regulation of any court or any governmental agency or body having jurisdiction over the Seller, VDAT or the Business. No consent, approval, order or authorization of, or negotiation, declaration or filing with, any governmental authority or entity or any other party is required of, and has not been obtained or made by, the Seller or VDAT in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby. Any consent so required and obtained in listed on SCHEDULE 2.2.

         2.3 FINANCIAL STATEMENTS, ETC. The Seller has furnished the Buyer with true and complete copies of its unaudited balance sheet and income statement (the "Financial Statements") for the Business for the period ending October 31, 2000 (the "Financial Statement Date"), copies of which are attached hereto as
SCHEDULE 2.3. The Seller represents that the Financial Statements are accurate, complete and correct in all material respects and in accordance with the books of account and records of the Seller, and in conformity with an accrual basis of accounting consistently applied, and present fairly, in all material respects, the income and expense of the Business as of the respective date and period thereof.

         2.4 ABSENCE OF CHANGES; OPERATIONS IN ORDINARY COURSE. Since the Financial Statement Date, the Purchased Assets have not undergone any material adverse change in their condition that adversely affects their condition either separately or in the aggregate; and since the Financial Statement Date, there has been no change in the condition of the Business, whether as a result of any change as to accounts receivable or other assets, any loss of competitive position, any natural disaster, accident, strike, sabotage, or confiscation of property, or any other event or condition directly affecting or relating to the Seller or the Business, whether or not related to any of the foregoing, except for such changes as do not and will not in the aggregate have a material adverse effect on the Purchased Assets or the results of operations of the Business. Without limiting the generality of the foregoing, since the Financial Statement Date, the

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Seller has not altered its methods, practices or terms with respect to the billing or collection of accounts receivable such as would materially affect the Buyer's ability to operate the Business effectively subsequent to the date hereof.

         2.5 TITLE TO ASSETS. The Seller has good title to all the Purchased Assets, free and clear of all liens, claims, encumbrances or rights of any other parties. No claim has been asserted by any person or entity to prevent or in any way limit the use or exercise by the Seller of any of the Purchased Assets or challenging the validity or effectiveness of the Seller's ownership thereof except as disclosed on SCHEDULE 2.5. None of the Seller's rights in the Purchased Assets arise pursuant to contract rights which by their terms are not assignable without the consent of the other contracting party or parties.

         2.6 OPERATIONS IN CONFORMITY WITH LAW, ETC. The Seller has not been and is not now in violation of, or in default under, any law, statute, standard, ordinance, code, order, rule, regulation, resolution, promulgation, judgment or decree relating in any manner to or applicable to the Purchased Assets or the Business, whether heretofore or now in effect except the violation of which would not have material effect. The Seller is in compliance in all material respects with all federal, state and municipal laws, rules and regulations with respect to the use of the Purchased Assets and the operation of the Business, including, without limitation, all Federal and State "anti-kickback" statutes, the Health Insurance Portability and Accountability Act of 1996 and Stark I and II laws and regulations. Except to the extent set forth on SCHEDULE 2.6 hereto, there are no pending or, to the Seller's knowledge, threatened claims, investigations, lawsuits, administrative proceedings (including without limitation with respect to harassment or discrimination with respect to an employee), against the Seller or any Employee which pertain to the Business, the Purchased Assets this Agreement, or the transactions contemplated hereby or, to the Seller's knowledge, any basis therefor.

         2.7 LABOR RELATIONS. There presently is no existing dispute or controversy between the Seller and any of the employees of the Business which has had, or is reasonably likely to have any material adverse effect upon the Purchased Assets or the results of operations of the Business. The Seller is in compliance in all material respects with all employment agreements, if any, and all other agreements or understandings, whether oral or written, with all past, present and prospective employees and independent contractors of the Seller employed or engaged in the Business. None of the employees of the Business is represented by a labor union and, to the Seller's knowledge, there is no labor union organizing activity by or among such employees.

         2.8 LICENSES AND PERMITS. All governmental or regulatory licenses and permits used by the Seller in the Business are in full force and effect and listed on attached SCHEDULE 1.1.8. The licenses and permits constitute all licenses, permits, consents and approvals required for the conduct of the Business as presently conducted. No material violations have been recorded in respect to the licenses and permits, and no governmental or regulatory proceeding or investigation is pending or, to the Seller's knowledge, threatened which could have the effect, directly or indirectly, of revoking or limiting in any way any such licenses or permits.

         2.9 INTELLECTUAL PROPERTY. Except as otherwise disclosed in SCHEDULE 2.9, the Seller is the sole and exclusive owner of all Intellectual Property and all designs, permits, labels and packages used on or in connection therewith. The Intellectual Property owned by the Seller is sufficient to conduct the Seller's business as presently conducted. The Seller has received no notice of, and has no knowledge of any basis for, a claim against it that any of its operations, activities, products or publications infringes on any patent, trademark, trade name, copyright or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or any property rights of others. The Seller has no disputes with or claims against any third party for infringement by such third party of any trade name or other Intangible Property of the Seller. The Seller has taken all steps reasonably necessary to protect its right, title and interest in and to the Intangible Property.

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         2.10 EMPLOYEES. SCHEDULE 2.10 contains a true and complete list of the names, titles, full, part-time or temporary status, annual salary and any bonus or commission arrangements of all of the employees and independent consultants of the Seller engaged in the Business (the "Employees"). Each of the Employees listed on SCHEDULE 2.10 is engaged in employment with the Seller as of the date hereof, and is not currently receiving, and does not have pending any filings, claims or applications in connection with, disability benefits or workers' compensation.

         2.11 EMPLOYEE MATTERS; BENEFIT PLANS. Seller has furnished Buyer with true and complete copies of all written severance pay, bonus, retirement, vacation, sick leave or other welfare or incentive plans, contracts, arrangements or practices maintained or contributed to by the Seller in connection with the Business and in which any one or more of the Seller's employees who are or were employed in the Business participates or is eligible to participate (collectively, the "Plans") which have been reduced to writing, and written summaries of the material terms of all unwritten Plans.

         2.12 CONTRACTUAL OBLIGATIONS, ETC. Except as set forth on SCHEDULE 2.12, (i) the Seller is not a party to or otherwise bound by any written or oral agreement, instrument, commitment or restriction which individually or in the aggregate could materially adversely affect the business prospects, financial condition, operations or property of the Business, and (ii) the Seller is not a party to or otherwise bound by any written or oral:

                  2.12.1 employment or consulting agreements, or outstanding offers of employment;

                  2.12.2 agreements or obligations (including without limitation options) to buy, sell or lease (as lessor or lessee) any property or asset used in the Business, except in the ordinary course of business;

                  2.12.3 agreements or obligations pursuant to which the Seller possesses or uses any properties or assets in the Business and accrues expenses of or incurs charges of at least $1,000 per annum;

                  2.12.4 agreements, contracts or instruments relating to the borrowing of money, or the guaranty of any obligation for the borrowing of money;

                  2.12.5 agreements or obligations with suppliers or providers of goods or services to the Business, including without limitation purchase orders, which individually involve liabilities in excess of $1,000 or which may otherwise have any continuing effect after the Closing, or which places any material limitation on the method of conducting or the scope of the Business.

                  2.12.6 contracts or agreements with respect to the provision of products and services, including all contracts with hospitals and post-acute providers.

The Seller has heretofore delivered to the Buyer or made available for the Buyer's inspection a true and complete copy of each of the written agreements and contracts referenced on SCHEDULE 2.12 (the "Contractual Obligations"), if any, and in effect on the date hereof, including without limitation all amendments and supplements thereto and all waivers thereunder. Neither the Seller nor, to the Seller's knowledge, any other party is in default under or in breach or violation of, nor has an event occurred which (with or without notice, lapse of time or both) would constitute a default by the Seller or, to the Seller's knowledge, any other party under any Contractual Obligation other than defaults, breaches or violations of such Contractual Obligations as will not have a material adverse affect on the Purchased Assets or the results of operations of the Business. Other than as listed on Schedule 2.12, there exists no

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other agreement or understanding between VDAT and Seller nor are there any additional affiliated transactions between VDAT and Seller.

         2.13 TAXES. The Seller has filed all federal and state income tax returns and all other applicable state tax returns required to be filed in connection with the Business (unless the time of filing has been properly extended), each such return is, to the best of the Seller's knowledge, correct and complete in all material respects and the Seller has paid all taxes, assessments, amounts, interest and penalties shown to be due on each such return filed, and no waivers or extensions of the statutory period of limitations within which assessments may be made have been granted with respect to any such return. The Seller has withheld from its employees, or its other payees, gross compensation and has paid over to appropriate governmental authorities all tax and other withholdings required by applicable law.

         2.14 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of the Seller in such manner as to give rise to any valid claim against the Seller or the Buyer for any brokerage or finder's commission, fee or similar compensation.

         2.15 ACCOUNTS. No person or entity controlling or associated with any of the Acquired Accounts has notified the Seller, or, to the Seller's knowledge, has otherwise made the Seller aware, that such account will not continue as a customer of the Business in the future.

         2.16 DISCLOSURE. None of the information contained in the representations and warranties of the Seller set forth in this Agreement, including the Exhibits and Schedules hereto, in the lists and other information furnished to the Buyer in connection with the transactions contemplated hereby, or in the certificates delivered or to be delivered in connection herewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in existence at the time such statements were made.

3. REPRESENTATIONS OF THE BUYER. The Buyer represents and warrants to the Seller as follows:

         3.1 DUE ORGANIZATION, AUTHORIZATION AND GOOD STANDING. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby and has taken all action required by law and its Certificate of Incorporation and bylaws to authorize such execution, delivery and performance. This Agreement is the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms.

         3.2 NO VIOLATION OR APPROVAL. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach or violation of, or a default under, its Certificate of Incorporation or bylaws, any statute applicable to it, any agreement to which it is a party or by which it or any of its properties are bound, or any order, judgment, decree, rule or regulation of any court or any governmental agency or body having jurisdiction over it or its properties. No consent, approval, order or authorization of, or negotiation, declaration or filing with, any governmental authority or other entity is required of it in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.3 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of the Buyer in such manner as to give rise to any valid claim against the Seller or the Buyer for any brokerage or finder's commission, fee or similar compensation.

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4. THE CLOSING. At the Closing:

         4.1 SELLER AND VDAT CERTIFICATES. Each of the Seller and VDAT shall have delivered such certificates or other documents as may be reasonably requested by the Buyer or its counsel, including without limitation, certificates of legal existence, good standing and certified charter documents on file with the Secretary of State of the State of Florida, and a certificate of the secretary of the Seller with respect to directors' resolutions, by-laws and other relevant matters.

         4.2 BUYER CERTIFICATES. The Buyer shall have delivered such certificates or other documents as may be reasonably requested by the Seller or its counsel, including without limitation, certificates of legal existence, good standing and certified charter documents on file with the Secretary of State of the State of Massachusetts, and a certificate of the secretary of the Buyer with respect to directors' resolutions, by-laws and other relevant matters.

         4.3 EMPLOYMENT ARRANGEMENTS. Buyer shall have entered into employment arrangements with the employees set forth on SCHEDULE 4.3.

         4.4 ANCILLARY DOCUMENTS AND AGREEMENTS. The Buyer shall have executed and delivered to the Seller the Note, together with the Security Agreement. The Buyer and the Seller shall have executed the Services Agreement and the Subscription Agreement. The Buyer shall issue the Series B Shares to the.

5. ADDITIONAL COVENANTS OF THE PARTIES. In addition to the other covenants and agreements set forth herein, the Buyer and the Seller agree as follows:

         5.1 NONDISCLOSURE, ANNOUNCEMENTS, ETC. The obligations of the parties with respect to confidential information are subject to the Mutual Nondisclosure Agreement between IHN and VDAT dated August 10, 2000. The parties agree that they intend to announce this transaction in the form of a joint press release promptly after the execution of this Agreement, with the content of such press release to be subject to the review and approval of each party, such review to be timely and such approval not to be unreasonably withheld or delayed. VDAT shall have the ability to describe the transaction in its SEC filings.

         5.2 COVENANT NOT TO COMPETE. Each of the Seller and VDAT agree that for a period of three (3) years following the Closing, neither the Seller nor VDAT shall, without the prior written consent of the Buyer, directly or indirectly, own, manage, operate, control, finance, or otherwise be interested or participate in, the ownership, management, operation, or control of, or be employed by, consult or be a joint venturer with, render services to or be otherwise connected in any manner with, any business or activity which is directly or indirectly competitive with the Business; provided, however, that nothing herein contained shall be deemed to prohibit the ownership by the Seller or VDAT of not more than five percent (5%) of the publicly traded securities of any such entity. In addition, for such three year period, none of Seller, VDAT or any of their affiliates shall solicit or encourage any of Buyer's employees to leave Buyer's employ.

                  If any restriction set forth in this Section 5.2 should be determined by a court of competent jurisdiction to be unreasonable in nature, duration, geographic area, or scope, then such provision is intended to and shall extend only for such period of time, in such area and with respect to such activity, as is determined by said court to be reasonable.

         5.3 LINE OF CREDIT. VDAT shall provide Buyer with access to up to $30,000 under the terms and conditions of the Revolving Note attached hereto as EXHIBIT E (the "Revolving Note"). Buyer may draw down the amount required on the Revolving Note one week prior to Buyer's semi-monthly payroll date in December 2000 and January 2001 in order to cover the salary and benefits of the employees noted in Schedule 4.3 for such payroll period.

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6. INDEMNIFICATION.

         6.1 REPRESENTATIONS AND WARRANTIES. The Seller and VDAT jointly and severally in the first part, and the Buyer in the second part (in their respective capacities as an indemnifying party, an "Indemnifying Party") hereby agrees to indemnify each other party hereto (in its capacity as an indemnified party, an "Indemnitee") and hold it harmless from, against and in respect of the following: any and all damages, deficiencies, actions, suits, proceedings, demands, assessments, judgments, claims, losses, costs, expenses, obligations and liabilities (including costs of collection and reasonable attorneys' fees and expenses) (herein called a "Loss" or "Losses") arising from or related to any breach of or inaccuracy in any representation, warranty or covenant made by or on behalf of such Indemnifying Party in this Agreement or related schedules and exhibits. Such Losses shall be limited to the Purchase Price, other than with respect to Losses arising from or related to any breach of or inaccuracy in Sections 2.1, 2.2, 2.5, 2.9, 3.1 and 3.2, for which Losses shall not be limited. Notwithstanding anything herein to the contrary, an Indemnifying Party shall not be obligated to pay Losses to the Indemnitee until the aggregate Losses incurred by the Indemnitee under this Agreement are equal to or greater than $5,000, at which point Indemnifying Party shall be obligated to pay all Losses to the Indemnitee, including without limitation the first $5,000 incurred.

         6.2 THE SELLER'S COBRA OBLIGATIONS. The Seller and VDAT hereby further agree to jointly and severally indemnify the Buyer and hold it harmless from, against and in respect of any Loss to the extent arising under the provisions of the federal Comprehensive Omnibus Budget Reconciliation Act codified at 29 U.S.C. 11611168 with respect to any person who is or has been an employee of the Seller.

         6.3 OTHER LIABILITIES. Each of the Seller and VDAT hereby agrees jointly and severally to indemnify the Buyer and hold it harmless from, against and in respect of any Loss (a) to the extent it arises from or relates to the ownership of the Purchased Assets or operation of the Business prior to the Closing, other than liabilities specifically assumed by the Buyer hereunder or
(b) resulting from the failure of the Seller or VDAT to perform any of his representations and warranties, commitments, obligations, covenants or conditions hereunder. The Buyer hereby agrees to indemnify the Seller and hold him harmless from, against and in respect of any Loss (a) resulting from any liability specifically assumed by the Buyer hereunder or (b) to the extent it arises from or relates to the ownership of the Purchased Assets or operation of the Business after the Closing.

         6.4 TIME LIMITS ON INDEMNIFICATION. Notwithstanding the foregoing, no claim may be made or suit instituted by an Indemnitee under this Section 6 or otherwise for breach of representations, warranties and covenants made hereunder unless notice of such claim or suit is given to the Indemnifying Party against whom such claim is made or suit instituted on or prior to the date which is two
(2) years from the Closing Date.

         6.5 NOTICE OF CLAIMS. Promptly after the receipt by an Indemnitee of notice of any claim against such Indemnitee or the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against an Indemnifying Party pursuant to this
Section 6, give such Indemnifying Party written notice thereof. In the case of a notice provided by Buyer, such notice shall include whether Buyer intends to exercise its right of set-off under Section 9. The failure to give such notice shall not relieve any Indemnifying Party of any obligations contained in this
Section 6 except to the extent that the failure to give such notice actually and materially prejudices the rights of such Indemnifying Party.

         6.6 DEFENSE OF CLAIMS. The Indemnitee and the Indemnifying Party shall cooperate in the defense or compromise of any such claim, action or proceeding, and both the Indemnitee and the Indemnifying Party shall have the right to participate under the direction of the Indemnitee and its

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counsel (which direction shall be reasonably calculated to minimize the liability of the Indemnifying Party under Section 6 to the extent consistent with the legitimate business interests of the Indemnitee) in the defense of such claim, action or proceeding. The Indemnifying Party shall have the right, at its expense, for its counsel to participate in such defense. The Indemnitee shall not settle or compromise any claim against it without the prior approval of such Indemnifying Party, which approval shall not be unreasonably withheld; provided, however, that if in the reasonable judgment of the Indemnitee it would be materially harmed or otherwise prejudiced by not entering into a proposed settlement or compromise and the Indemnifying Party withholds consent to such settlement or compromise, the Indemnitee may enter into such settlement or compromise and such settlement or compromise shall not be conclusive as to the liability of the Indemnifying Party to the Indemnitee.

7. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by hand delivery or certified mail, return receipt requested, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other party.

         If to the Seller or to VDAT, to them at

                  Visual Data Corporation
                  Attn: Chief Financial Officer
                  1291 SW 29th Avenue
                  Pompano Beach, FL  33069

         If to the Buyer, to it at

                  CuraSpan, Inc.
                  Attn:  President
                  368 Hillside Avenue
                  Needham, MA  02494

8. EXPENSES OF TRANSACTION. Each of the parties hereto will assume and bear all expenses, costs and fees incurred by such party in connection with the preparation, negotiation and execution of this Agreement.

9. THE BUYER'S RIGHT TO OFFSET. In addition to its respective rights and remedies provided for in this Agreement, or otherwise available at law or in equity, in the event that the Buyer becomes responsible for the payment of any sums to which the Seller has provided an indemnification in Sections 6 and 10 of this Agreement, the Buyer may set-off any such sums against the consideration otherwise payable to the Seller under the Note.

10. BULK SALES INDEMNITY. The Buyer hereby waives compliance with the provisions of any applicable bulk transfer laws, and the Seller covenants that all debts, obligations, and liabilities relating to the Business that are not assumed by the Buyer under this Agreement will be promptly paid and discharged by the Seller as and when they become due and payable. The Seller further agrees to indemnify and hold the Buyer harmless from all claims made by creditors with respect to non-compliance with any bulk transfer law, except to the extent that such claims result from liabilities assumed by the Buyer hereunder.

11. ENTIRE AGREEMENT. The agreement of the parties which is comprised of this Agreement, the Exhibits and Schedules hereto, and the other documents specifically referred to herein sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, whether oral or written, relating to the subject matter of this Agreement.

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

12. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permissible assigns of the Seller, VDAT and the Buyer. Except in the event of a transfer of all or substantially all of the assets of a party hereto, this Agreement and any rights hereunder shall not be assigned, hypothecated or otherwise transferred by any party hereto without the prior written consent of the other parties hereto, which consent shall not unreasonably be withheld or delayed.

13. GOVERNING LAW, ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Any dispute, controversy or claim arising out of or in connection with this Agreement or the performance hereof shall be determined and settled by binding arbitration before a single arbitrator who shall be selected by the Buyer and the Seller provided that if the parties have not selected an arbitrator within ten (10) days after written demand has been given either party hereto by the other party then the arbitrator shall be selected by the American Arbitration Association in accordance with its then effective Commercial Arbitration Rules (the "Rules"). The arbitration shall be conducted in accordance with the Rules. Any award rendered shall be final and conclusive upon the parties and judgment thereon may be entered in a court having competent jurisdiction hereunder. The arbitrator in any dispute which is determined by arbitration pursuant to this
Section 13 shall be authorized to apportion the costs of arbitration, including attorneys' fees, as part of the award, taking into consideration which, if either, party is the prevailing party in such arbitration. All arbitration proceedings hereunder shall be held in Boston, Massachusetts.

14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes and all of which together shall constitute one and the same instrument.

15. HEADINGS. The headings contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope or intent of this Agreement.

16. POSSIBLE INVALIDITY. In case any provision of this Agreement should be held to be contrary to, or invalid under, the law of any country, state or other jurisdiction, such illegality or invalidity shall not affect, in any way, any other provisions hereof, all of which shall continue, nevertheless, in full force and effect; any provision which is held to be illegal or invalid in any country, state or other jurisdiction shall, nevertheless, remain in full force and effect in any country, state or other jurisdiction in which such provision is legal and valid.

17. WAIVER. The failure of either party, at any time, to require the performance by the other of any of the terms, provisions and conditions of this Agreement, shall in no way affect the right thereafter to enforce the same, nor shall the waiver by either party hereto of any breach of any of the terms, provisions and conditions of this Agreement be construed or deemed a waiver of any succeeding breach of any term, provision and condition hereof or as a waiver of the term, provision and condition itself.

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         IN WITNESS WHEREOF, each of the Seller, VDAT and the Buyer has caused this Agreement to be executed, by its duly authorized officer as of the day and year first written above.

                                                     THE SELLER:

                                                     CAREVIEW CORPORATION

                                                     By:
                                                        ------------------------
                                                     Name:
                                                          ----------------------
                                                     Title:
                                                           ---------------------

                                                     VDAT:

                                                     VISUAL DATA CORPORATION

                                                     By:
                                                        ------------------------
                                                     Name:
                                                          ----------------------
                                                     Title:
                                                           ---------------------

                                                     THE BUYER:

                                                     CURASPAN, INC.

                                                     By:
                                                        ------------------------
                                                     Name:
                                                          ----------------------
                                                     Title:
                                                           ---------------------

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